UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2014

Biota Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35285	59-1212264
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2500 Northwinds Parkway, Suite 100 Alpharetta, GA		30009
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (678) 221-3350

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 1, 2014, Dr. Joseph M. Patti became the President and Chief Executive Officer, as well as a director of, Biota Pharmaceuticals, Inc. (the “Company”).   Dr. Patti, age 50, joined the Company on November 12, 2012 and served as its Executive Vice President of Corporate Development and Strategy since that time. Prior to joining the Company, Dr. Patti co-founded Inhibitex, Inc. in 1998 and served as its Chief Scientific Officer and Senior Vice President of Research and Development from 2007 until it was acquired by Bristol Myers Squibb in February 2012. He also served as its Chief Scientific Officer and Vice President of Research and Development from 2005 to 2007 and as Vice President, Preclinical Development prior to that. Before co-founding Inhibitex in 1998, Dr. Patti was an Assistant Professor at Texas A&M’s Institute of Biosciences and Technology and also served on the faculty at the University of Texas Health Science Center Graduate School of Biomedical Sciences. Dr. Patti received a B.S. in Microbiology from the University of Pittsburgh, an M.S.P.H. from the University of Miami, School of Medicine and a Ph.D. in Biochemistry from the University of Alabama at Birmingham. Dr. Patti is currently a director of SciStem Therapeutics, Inc., a privately-held company focused on developing cellular therapies for bone healing and musculoskeletal indications in both human and animal health. Dr. Patti was a director of Inhibitex from 1998 to 2005. Dr. Patti’s scientific knowledge and background and experience in developing numerous preclinical and clinical bio-pharmaceutical product candidates, as well as his senior management experience over the past decade in developing and implementing the business and financial strategies of emerging, publicly-traded bio-pharmaceutical companies led to the conclusion that he should serve on the Company’s Board of Directors.

In connection with Dr. Patti becoming the Company’s President and Chief Executive Officer, the Company entered into an Executive Employment Agreement with Dr. Patti. Pursuant to the agreement, Dr. Patti will receive an annual base salary of $500,000, subject to adjustment as determined by the Company’s Compensation Committee, and will be eligible to participate in the bonus and incentive compensation plans of the Company in which other executives of the Company are generally eligible to participate, as the Company’s Board of Directors or a committee thereof will determine from time to time in its sole discretion. Subject to the terms and conditions of such bonus and incentive compensation plans, Dr. Patti’s annual cash incentive compensation will be targeted at not less than 50% of his then annual salary. Further, pursuant to this agreement, Dr. Patti was awarded options to purchase 475,000 shares of the Company’s common stock. These options will vest over a period of three years and have an exercise price equal to closing price of the Company’s common stock on the NASDAQ Global Select Market on October 1, 2014.

Dr. Patti’s agreement continues through December 31, 2015 and thereafter will be renewed automatically for successive one-year periods (without any action by either party) effective as of January 1 of each year, but may be terminated by either party prior to that date in accordance with the terms of the agreement. Pursuant to this agreement, Dr. Patti is required to be nominated to serve on the Company’s Board of Directors during the term of the agreement.

If Dr. Patti’s employment is terminated by the Company for any reason other than cause, death or disability or in connection with a change in control, or if Dr. Patti terminates his employment for good reason other than in connection with a change in control, the Company will pay Dr. Patti a lump sum equal to the sum of (i) Dr. Patti’s unpaid salary through such termination; plus (ii) any cash incentive compensation earned and unpaid through such termination; plus (iii) Dr. Patti’s salary for eighteen (18) months; plus (iv) the product of one and a half times (1.5x) the cash incentive compensation paid to Dr. Patti in respect of the most recent fiscal year prior to the year in which such termination occurs; plus (v) an amount equal to the present value of the premium payments that would be made by the Company if Dr. Patti were to continue to be covered under the Company’s group health, life and disability insurance for eighteen (18) months, which amount will be determined by the Company in its sole discretion.

If Dr. Patti’s employment is terminated by him for good reason or by the Company for any reason other than cause, death or disability (as those terms are defined in the agreement) in either case within 60 days prior to or one year after a change in control, Dr. Patti will receive a lump-sum cash amount equal to the sum of (i) Dr. Patti’s unpaid salary and vacation through such termination; plus (ii) any cash incentive compensation earned and unpaid through such termination; plus (iii) two times (2x) the sum of (A) Dr. Patti’s annual base salary as then in effect and (B) the cash incentive compensation paid to Dr. Patti in respect of the most recent fiscal year prior to the year in which the change in control occurs; plus (iv) a payment equal to the present value of the premium payments that would be made by the Company if Dr. Patti were to continue to be covered under the Company’s group health, life and disability insurance for twenty four (24) months, which amount will be determined by the Company in its sole discretion.

The Executive Employment Agreement between the Company and Dr. Patti is filed as Exhibit 10.1 to this Current Report on Form 8-K, incorporated by reference herein, and the description of the agreement is qualified in its entirety by reference to such Exhibit.

Dr. Patti does not have any family relationship that is required to be disclosed under Item 401(d) of Regulation S-K and there are no transactions in which he has an interest requiring disclosure under Item 404(a) of Regulation S-K.

In connection with Dr. Patti becoming the Company’s President and Chief Executive Officer, effective on October 1, 2014, Russell H. Plumb will no longer be the Company’s President and Chief Executive Officer and has assumed the role of Executive Chairman of the Company’s Board of Directors, in which he will continue to have certain ongoing responsibilities with the Company.

In connection with Mr. Plumb assuming the role of Executive Chairman of the Company’s Board of Directors, the Company entered into an Employment Agreement with Mr. Plumb. Pursuant to the agreement, Mr. Plumb will receive an annual base salary of $250,000, subject to adjustment as determined by the Company’s Compensation Committee, and will be eligible for a bonus and incentive payment, as the Company’s Board of Directors or a committee thereof will determine, based on specified goals. Subject to the terms and conditions of such bonus and incentive compensation plans, Mr. Plumb’s annual cash incentive compensation will be targeted at 40% of his annual base salary. Further, pursuant to this agreement, Mr. Plumb was awarded 40,000 performance-based restricted stock units that will vest upon the achievement of certain pre-determined milestones and goals as established by the Board.

The agreement continues through the date of the Company’s 2015 Annual Meeting of Stockholders, which is expected to occur in mid-November, 2015 (the “Term”), but may be terminated by either party prior to that date in accordance with the terms of the agreement.

In the event Mr. Plumb’s employment is terminated by the Company for any reason other than cause, death or disability or in connection with a change in control, or if Mr. Plumb terminates his employment for good reason other than in connection with a change in control, the Company will pay Mr. Plumb a lump sum equal to the sum of (i) Mr. Plumb’s unpaid salary through such termination; plus (ii) any bonus earned and unpaid through such termination; plus (iii) Mr. Plumb’s base salary for three (3) months; plus (iv) an amount equal to the present value of the premium payments that would be made by the Company if Mr. Plumb were to continue to be covered under the Company’s group health, life and disability insurance for three months, which amount will be determined by the Company in its sole discretion.

If Mr. Plumb’s employment is terminated by him for good reason or by the Company for any reason other than cause, death or disability (as those terms are defined in the agreement), in either case, within one year after a change in control but before the end of the Term, he shall receive a lump-sum cash payment equal to the sum of (i) Mr. Plumb’s unpaid salary through such termination; plus (ii) any bonus earned and unpaid through such termination; plus (iii) Mr. Plumb’s base salary for six (6) months; plus (iv) an amount equal to the present value of the premium payments that would be made by the Company if Mr. Plumb were to continue to be covered under the Company’s group health, life and disability insurance for six months, which amount will be determined by the Company in its sole discretion.

Mr. Plumb does not have any family relationship that is required to be disclosed under Item 401(d) of Regulation S-K and there are no transactions in which he has an interest requiring disclosure under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Biota Pharmaceuticals, Inc.

Date: October 1, 2014	/s/ Joseph M. Patti
	Name:	Joseph M. Patti
	Title:	Chief Executive Officer and President
(Duly Authorized Officer)